UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2021

MID PENN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

349 Union Street Millersburg, Pennsylvania	1-866-642-7736	17061
(Address of Principal Executive Offices)	( Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.

FORM 8-K

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule (“Nasdaq Rule”) 5605(c)(2)(A) requires that Mid Penn Bancorp, Inc. (the “Company”) maintain an Audit Committee composed of members that satisfy certain independence criteria for service on the committee. Director Gregory M. Kerwin, a partner in the law firm of Kerwin & Kerwin LLP, was appointed to the Audit Committee in January 2020. The Company subsequently determined that Mr. Kerwin was ineligible to serve on the Audit Committee due to Kerwin & Kerwin LLP having received payments of $3,300.00 in 2020 and less than $2,000.00 in each of 2019 and 2018, in each case for the providing of routine legal services. Upon being made aware of his ineligibility, the Board removed Mr. Kerwin from the Audit Committee in January 2021 and appointed Director Brian Hudson to fill the vacancy. Mr. Hudson satisfies the requirements of Nasdaq Rule 5605(c)(2)(A).

Nasdaq Rule 5625 requires that a listed issuer provide Nasdaq with notification of any noncompliance with the requirements of Listing Rule 5605.

On August 30, 2021, the Company notified Nasdaq of its prior noncompliance with Nasdaq Rule 5605(c)(2)(A) and the measures taken to remedy such noncompliance, as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mid Penn Bancorp, Inc.

Date: August 30, 2021	/s/ Rory G. Ritrievi
Rory G. Ritrievi
Chairman, President and Chief Executive Officer